Exhibit 99.1

Corporate Headquarters 9009 Carothers Parkway, Suite C-2 Franklin, Tennessee 37067

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc.
ronald.scarboro@medquist.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335
MedQuist Holdings Increases Performance Goals for 2011
Announces $25 Million Stock Repurchase Authorization and Amendment to Credit Facilities
Franklin, TN, September 19, 2011 — MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare system, increased its performance goals for 2011 to reflect the contribution from recent acquisitions and performance to date in the third quarter. The Company also announced that its Board of Directors has authorized a stock repurchase plan providing for the repurchase in the aggregate of up to $25 million of the Company’s outstanding common stock.
Vern Davenport, Chairman and Chief Executive Officer of MedQuist Holdings, noted, “We continue to make progress with the integration of M*Modal. I’m very encouraged by the validation we’re receiving from customers and partners as we demonstrate our combined vision for solutions that create and manage actionable clinical documentation across the continuum of care. These customers and partners are increasingly recognizing the value we can offer to accelerate EHR adoption and Meaningful Use qualification, enhance regulatory compliance — particularly the coding transition to ICD-10 — and provide deeper insight that enables introduction of new care delivery models.”
Ronald L. Scarboro, Chief Financial Officer of MedQuist Holdings, added, “The contribution from our recent acquisitions, along with increased visibility and the execution of our recent organic growth and implementation initiatives, have enabled us to increase all of our key performance goals for 2011.”
For 2011, the Company expects to report the following:

Net revenues:	$441 million to $444 million
Total clinical documentation volume:	3.40 billion to 3.50 billion lines
Adjusted EBITDA:	$115.5 million to $118.0 million
Adjusted Net Income:	$1.29 to $1.31 per weighted average Proforma Share Outstanding
These estimates are based on the following full year assumptions:

Restructuring and integration costs:	$13 million
Weighted average Proforma Shares Outstanding:	54.7 million common shares
Capital expenditures:	$19 million to $22 million
To date in the third quarter, the Company has completed the acquisition of M*Modal, a technology company with $15 million in annualized continuing revenue (excluding revenues from MedQuist) for a closing price of $48.4 million in cash and 4.1 million shares of common stock in August, and the

Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

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MEDH Updates 2011 Performance Goals

September 19, 2011
acquisition of All Type Medical Transcription Services and JLG Medical Transcription Services, two medical transcription providers with $13 million in annualized continuing revenues collectively, for a total of $10.7 million in cash in September. The Company expects the fourth quarter to reflect the impact and full benefit of the above acquisitions and initial integration savings.
The Company also announced that it intends to provide initial performance goals for 2012 when it reports results for the third quarter on November 9, 2011 with a conference call to follow on the morning of November 10, 2011.
Amendment to Credit Facilities
On September 14, the Company amended its credit facilities to expand the cash portion of its allowable acquisition basket from $25 million to $50 million per year and from $75 million to $150 million over the life of the loan, to eliminate any restrictions on the use of common stock for acquisitions and to add a $25 million accordion feature. On September 14, the Company also amended its credit agreements to allow for up to $25 million in share repurchases.
$25 Million Share Repurchase Authorization
Commenting on the share repurchase authorization, Mr. Davenport added, “We are pleased with the Board’s decision to authorize a stock repurchase program. Given the continued execution of our growth strategy through acquisitions, our confidence in the business and relentless focus on execution, we believe this capital allocation decision is expected to produce long-term returns comparable to other acquisitions we have completed this quarter.”
The Company intends to conduct the stock repurchase program through a 10b5-1 trading plan. The shares may be repurchased from time to time in the open market or negotiated transactions, and the amount and timing of those purchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. The Company will fund the repurchases from available cash or borrowings on its credit facilities. The Company also will not repurchase any shares directly from its directors and officers or S.A.C. PEI CB Investment L.P. and its affiliates under the program.
The repurchase program, which is authorized for a six-month period, will not commence until the completion of the Company’s previously announced exchange offer to acquire the remaining 3% of the outstanding shares of MedQuist Inc. common stock not already owned by the Company and the completion of a short-form merger to acquire remaining shares not tendered and accepted in the exchange offer. The Company expects to complete the short-form merger in mid-November 2011.
About MedQuist Holdings
MedQuist is a leading provider of clinical narrative capture services, Speech Understanding technology from M*Modal and clinical documentation workflow. MedQuist’s enterprise solutions — including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors — help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.medquist.com.

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MEDH Updates 2011 Performance Goals

September 19, 2011
Forward-Looking Statements
Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2011 financial and operating performance, the timing of the release of our initial performance goals for 2012, our stock repurchase plan, the integration of M*Modal and the timing of the exchange offer and short-form merger, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
Total Clinical Documentation Volume
Management believes that total clinical documentation volume is an important measure of the Company’s operating results. Total clinical documentation volume is defined as total lines processed on our clinical documentation platforms and/or transcribed or edited by our personnel.
Non-GAAP Financial Measures
We have provided the Company’s Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per weighted average proforma share outstanding, each a non-GAAP financial measure, on a forward-looking basis in this release. We are unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.
Adjusted EBITDA
Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income (loss) attributable to MedQuist Holdings Inc., as applicable, plus net income attributable to non-controlling interests, income taxes, interest expense, net, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, the effect of the sale of our Patient Financial Services business (discontinued operations), equity in income of affiliated company and share based compensation and other non cash awards.
We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out the following:
•	potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

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MEDH Updates 2011 Performance Goals

September 19, 2011
•	the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.
Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Adjusted Net Income
Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.
Proforma Shares Outstanding
For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of the following effective as of the beginning of 2011: restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our February 2011 initial public offering, our February 2011 private exchange with certain of MedQuist Inc.’s non-controlling shareholders, our March 2011 public exchange offer and shares issuable to the remaining non-controlling shareholders of MedQuist Inc.
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